Exhibit 99.2




                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Annual Report of Surge Components, Inc. (the Company) on Form 10-KSB for the period ending November 30, 2002, as filed with the Securities and Exchange Commission (the "Report"), Steven Lubman, Vice President of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)  The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act  of
1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



March 12, 2003               /s/Steven Lubman
                             ___________________________________
                             Name:  Steven Lubman
                             Title: Vice President
                                    (Principal Financial Officer)




     This  certification  accompanies  the  Report  pursuant   to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.